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                                                                    EXHIBIT 23.7




                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) of AirTouch Communications, Inc. to be filed on August 19, 1996, of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of New Par included in the Annual Report (Form 10-K as amended by Amendment No. 1 on Form 10-K/A) of AirTouch Communications, Inc. for the year ended December 31, 1995.


                                           /s/ Ernst & Young LLP

Columbus, Ohio
August 16, 1996

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